EXHIBIT 3.2

Industry Canada	Industrie Canada

Certificate	Certificat
of Continuance	de prorogation

Canada Business	Loi canadienne sur
Corporations Act	les sociétés par actions

Lincoln Gold Corporation

Name of corporation – Démonination de la société

I hereby certify that the above-named corporation was continued under section 187 of the Canada Business Corporations Act, as set out in the attached articles of continuance.

445407-3

Corporation Number-Numéro de la société

Je certifie que la société susmentionnée a été prorogée en vertu de l’article 187 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses de prorogation ci-jointes.

/s/ Richard G. Shaw _____________________ Richard G. Sahw Director – Directeur	November 20, 2007 / le 20 novembre 2007 Date of Continuance – Date de la prorogation

Industry Canada	Industrie Canada	FORM 11	FORMULAIRE 11
Canada Business	Loi canadienne sur les	ARTICLES OF CONTINUANCE	CLAUSES DE PROROGATION
Corporations Act	sociétés par actions	(Section 187)	(Section 187)

1 —	Name of the Corporation	Dénomination sociale de la société	2 — Taxation Year End
Fin de l’année d’imposition
	Lincoln Gold Corporation		M D – J
12 31
3 —	The province or territory in Canada where the registered office is to be situated		La Province ou le territoire au Canada où se situera le siège social

Province of British Columbia
4 —	The classes and the maximum number of shares that the corporation is authorized to issue		Catégories et le nombre maximal d’actions que la société est autorisée à émettre
An unlimited number of common shares
5 —	Restrictions, if any, on share transfers		Restrictions sur le transfert des actions, s’il y a lieu
None
6 —	Number (or minimum and maximum number) of directors		Nombre (ou nombre minimal et maximal) d’administrateurs
Minimum of three (3) and maximum of ten (10)
7 —	Restrictions, if any, on business the corporation may carry on		Limites imposées à l’activité commerciale de la société, s’il y a lieu
None
8 —	(1) If change of name effected, previous name		(1) S’il y a changement de dénomination sociale, indiquer la dénomination sociale antérieure
N/A
	(2) Details of incorporation		(2) Détails de la constitution

Incorporated under the laws of the State of Nevada on February 17, 1999 under the name Braden Technologies Inc. (the “Corporation”). The Corporation merged with Lincoln Gold Corp., a company incorporated under the laws of the State of Nevada on September 25, 2003. On April 6, 2004, the Corporation merged with Lincoln Gold Corp. and changed its name to Lincoln Gold Corporation under the Nevada Revised Statutes.

9 —	Other provisions, if any		Autres dispositions, s’il y a lieu
See Schedule "A" attached hereto.

Signature	Printed Name – Nom en lettres moulées	10 – Capacity of – En qualité de	11 – Tel. No. – No de tél.
/s/ Paul F. Saxton	Paul F. Saxton	director	604-688-7377
FOR DEPARTMENTAL USE ONLY – À L’USAGE DU MINISTÈRE SEULEMENT
4454073

IC 3247 (2003/06)
1963011.1

SCHEDULE "A"

The directors of the Corporation may, between annual meetings, appoint one or more additional directors of the Corporation to serve until the next annual meeting of the Corporation, but the number of additional directors cannot at any time exceed one-third (1/3) of the number of directors who held office at the expiration of the last annual meeting of the Corporation.